Exhibit 10.35

January 5, 2017

Reference is hereby made to that certain Financing Agreement dated as of October 30, 2014 (as amended, restated, supplemented or otherwise modified and in effect immediately prior to the consummation of the Payoff (as defined below), the "Financing Agreement"), by and among Social Reality, Inc., a Delaware corporation (the "Company"), Steel Media, a California corporation ("Steel"); together with the Company, each a Borrower and collectively, the ("Borrowers"), the Company, as the Borrower Representative, the Guarantors party thereto (together with the Borrowers, the "Credit Parties"), the Lenders party thereto and Victory Park Management, LLC, as administrative agent and collateral agent (the "Agent") for the Lenders and the Holders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Financing Agreement and/or the Warrants, as applicable.

Reference is further made to that certain Securities Purchase Agreement, dated as of the date hereof (as i n effect on the date of this letter agreement (this "letter agreement"), the "SPA"; the SPA, together with each of the documents and instruments entered into in connection therewith, referred to herein as the "SPA Documents," in each case as amended from time to time, but in no event amended or otherwise modified in a manner that increases the amounts payable by the Company in cash thereunder), pursuant to which the Company is selling to the buyers named therein, and such buyers are purchasing from the Company, on the date hereof up to $4,000,000 of its securities, consisting of shares of Common Stock, Series A Warrants and Series B Warrants (in each case, as defined in the SPA), all upon the terms and conditions set forth therein, in each case as amended from time to time, but in no event amended or otherwise modified in a manner that increases the amounts payable by the Company in cash thereunder (the ("Financing Transaction").  The Company has provided to the Agent copies of the SPA, the Series A Warrants and the Series B Warrants.

In connection with the execution and delivery of the SPA by the Company and the other parties thereto, and the concurrent closing of the transactions contemplated thereby, the Company is delivering to the Agent, pursuant to and in accordance with the terms of that certain Note Payoff Letter, dated as of the date hereof (the "Payoff Letter"), an amount equal to $_______ in full satisfaction of all of the Credit Parties' respective Obligations with respect to the Notes (the "Payoff').

NOW, THEREFORE, i n consideration of the agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

1.

Financing Transaction. Pursuant to Section 8.2 l of the Financing Agreement, the Company is required to deliver the Future Offering Notice to a Holder and such Holder is entitled to exercise such Holder's Purchase Option . Subject to and effective upon the satisfaction of the conditions precedent set forth in Section 4 hereof, including for the avoidance of doubt the consummation of the Payoff, with respect to the offer and sale by the Company of up to $4,000,000 of its securities pursuant to the Financing Transaction, (i) the parties hereto acknowledge and agree that this letter shall serve as the Future Offering Notice with respect to the Financing Transaction; (ii) the Holder declines its Holder Purchase Option, pursuant to Section 8.2 1 of the Financing Agreement, with respect to the Company securities sold pursuant to the SPA in the Financing Transaction, and (i ii) the Agent consents to the offer and sale of the Company's securities in the Financing Transaction pursuant to the SPA, in accordance with Section 8.20 of the Financing Agreement.

2.

Put Right. Subject to and effective upon the satisfaction of the conditions precedent set forth in Section 4 hereof, including for the avoidance of doubt the consummation of the Payoff, (i) the Holder agrees not to exercise the Put Right pursuant to Section 10 of the Warrant prior to the date that is one hundred thirty-five (135) days after the closing of the Financing Transaction on the date of this letter agreement (the "Put Standstill Period"), and (ii) following any exercise of the Put Right after the expiration of the Put Standstill Period, the date of the Put Right Closing (as such term is defined in the Warrant) shall be as mutually determined by the Company and the Holder, but in any event shall occur no later than 45 days following the delivery of the Put Right Notice .

3.

Amendment to Warrants. The Company hereby agrees with the Agent and the Holder that, subject to and effective upon the satisfaction of the conditions precedent set forth in Section 4 hereof, including for the avoidance of doubt the consummation of the Payoff, as of the date first written above each of the Warrants is hereby amended as follows:

a.

Section 10 of each of the Warrants is hereby amended by adding the following as new clause (d) thereto:

"(d)

If the Company shall fail to deliver all or any portion of the purchase price at a Put Right Closing with respect to any Put Right Securities, in addition to any remedy the Holder may have under this Warrant, the Financing Agreement or otherwise, such purchase price with respect to such Put Right Securities shall bear interest at a rate equal to the lesser of (i) fourteen percent (14%) per annum, and (ii) the maximum rate of interest allowed under applicable law, in any such case until paid in full. Notwithstanding anything set forth herein to the contrary, until the purchase price with respect to any Put Right Securities is paid in full, this Warrant may be exercised, in whole or in part, by the Holder in accordance with the terms hereof."

b.

As amended hereby, each of the Warrants shall remain in full force and effect. Each of the Credit Parties hereby covenants, acknowledges and agrees that (i) each Holder of a Warrant shall have the right to request, at any time following the date of this letter agreement, for any reason or no reason , including without limitation, in connection with any proposed sale, assignment or other transfer of a Warrant, that the Company issue a new instrument representing such Warrant, as amended hereby, and (i i) the Company shall promptly, and in no event later than three Business Days following any such Holder 's request, execute and deliver such new instrument representing such Warrant, as amended hereby , to such Holder, at the address specified by such Holder. Upon the receipt by such Holder of the new instrument representing such Holder's Warrant, as amended hereby, such Holder's existing Warrant will be void and of no further force and effect, and such Holder shall return its existing Warrant to the Company for cancellation.

4.

Conditions.   This letter agreement shall become effective upon the satisfaction in full of each of the following conditions:

a.

the consummation  of the Payoff pursuant to, and i n accordance with, the Payoff Letter; and

b.

the execution and delivery of this letter agreement and the Payoff Letter by Borrowers, the other Credit Parties, the Lenders and the Agent, as applicable.

5.

Covenants of the Credit Parties.

a.

Each of the covenants, representations and agreements set forth in Sections 2.8, 2.11, 8.29, 8.30, 8.31, 8.32, 8.33, 8.34, 8.35, 8.37, 13.8, 13.10 and 13.12 of the Financing Agreement, each solely as they relate to the Warrants, the Warrant Shares and the Warrant Documents (each, a "Subject Agreement" and, collectively, the ("Subject Agreements"), is incorporated by reference herein, and each of the Credit Parties hereby remakes and reaffirms each of the Subject Agreements with the same force and effect as if each was separately stated herein and made as of the date hereof .

b.

Each of the Credit Parties hereby covenants, acknowledges and agrees that, during the period beginning with the date of this letter agreement and ending on the first date on which no Warrants are outstanding, no Credit Party shall (and each Credit Party shall cause each of its Subsidiaries not to, directly or indirectly, other than the incurrence of indebtedness in the ordinary course of business under the factoring arrangement with FAST PAY PARTNERS LLC as in effect on the date hereof (or similar asset based arrangement replacing the factoring arrangement with FAST PAY PARTNERS LLC), create, incur or guarantee, assume, or suffer to exist any Indebtedness or engage in any sale and leaseback, synthetic lease or similar transaction , or offer, sell, grant any option to  purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its debt securities,

in any such case without the prior written consent of the Agent.   For the avoidance of doubt, the Financing Transaction shall not constitute the incurrence of Indebtedness in violation of this section.

6.

[Intentionally  Omitted]

7.

Representations and Warranties of the Credit Parties.  To induce each Lender and the Agent to execute and deliver this letter agreement, each Credit Party represents, warrants and covenants that:

a.

the execution, delivery and performance by each Credit Party of this letter agreement, the Payoff Letter, the Warrants (as amended hereby), the SPA Documents and all documents and instruments delivered in connection herewith and therewith have been duly authorized by all necessary action required on its part and no further consent or authorization is required by any Credit Party or their respective boards of directors (or similar governing bodies) or shareholders or other equity holders , and this letter agreement, the Payoff Letter, the Warrants (as amended hereby), the SPA Documents and all documents and instruments delivered in connection herewith are legal, valid and binding obligation s of such Credit Party enforceable against such Credit Party in accordance with its terms except as such enforceability may be limited by general  principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

b.

neither the execution, delivery and performance of this letter agreement, the Payoff Letter, the Warrants (as amended hereby) or the SPA Documents nor the consummation of the transactions contemplated hereby or thereby does or shall (i) result in a violation of any Credit Party 's certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other governing documents, or the terms of any Capital Stock or other Equity Interests of any Credit Party; (ii) conflict with , or constitute a breach or default (or an event which, with notice or lapse of time or both, would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which any Credit Party is a party; (iii) result in any "price reset" or other material change in or other modification to the terms of any Indebtedness, Equity Interests or other securities of any Credit Party; or (iv) result in a violation of any law, rule, regulation, order, judgment or decree. No Credit Party is required to obtain any consent, authorization or order of or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency, including without limitation the Principal Market, in order for it to execute, deliver or perform any of its obligations under this letter agreement, the Payoff Letter, the Warrants (as amended hereby) or, except as expressly contemplated thereby, the SPA Documents.

8.

Reference to and Effect Upon the Transaction Documents.

a.

Except as specifically amended hereby or as otherwise expressly set forth in the Payoff Letter, all terms, conditions, covenants, representations and warranties contained in the Warrant Documents (as amended hereby), and all rights of the Lenders, the Holders and the Agent and all of the obligations under the Warrant Documents (as amended hereby), shall remain in full force and effect. Each Credit Party hereby confirms that each of the Warrant Documents (as amended hereby) is in full force and effect, and that no Credit Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any Warrant Document (as amended hereby) or the Credit Parties' obligations thereunder.

b.

Except as expressly set forth herein or in the Payoff Letter, the execution, delivery and effectiveness of this letter agreement and any consents or waivers set forth herein shall not directly or indirectly: (i) constitute a consent or waiver of any future violations of any Warrant Document; (ii) amend, modify or operate as a waiver of any provision of any Warrant Document or any right, power or remedy of any Lender, any Holder or the Agent, or (iii) constitute a course of dealing or other basis for altering any obligations under the Warrant Documents.

c.

From and after the date hereof, (i) all references to the term "Warrants" as used in any Transaction Document, shall mean the Warrants (as amended hereby), (ii) all reference s to the term

"Securities" as used in any Transaction Document, shall include, without limitation, the Warrants (as amended hereby), (iii) all references to the term "Warrant Documents" as used in any Transaction Document, shall include, without limitation, this letter agreement, the Payoff Letter and the Warrants (as amended hereby), (iv) all references to the term "Transaction Documents" as used in any Transaction Document shall include, without limitation, this letter agreement, the Payoff Letter, the Warrants (as amended hereby), and any other agreements, instruments and other documents executed or delivered in connection herewith.

9.

Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

10.

Successors and Assigns. This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The successors and assigns of such entities shall include their respective receivers, trustees or debtors-in-possession.

11.

Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this letter agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this letter agreement or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be with in the limits of enforceability or validity; provided that if the offending provision cannot be so modified, it shall be stricken and all other provisions of this letter agreement in all other respects shall remain valid and enforceable.

This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This letter agreement may be delivered by facsimile, email or similar electronic transmission, each of which shall be deemed the equivalent of an originally signed document and shall be fully admissible in any enforcement proceedings regarding this letter agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each party has caused its signature page to this letter agreement to be duly executed as of the date first written above.

CREDIT PARTIES:

SOCIAL REALITY, INC.

By:	/s/ Christopher Miglino
Name:	Christopher Miglino
Its:	Duly Authorized Signatory

STEEL MEDIA

By:	/s/ Christopher Miglino
Name:	Christopher Miglino
Its:	Duly Authorized Signatory

FIVE DELTA, INC.,

By:	/s/ Christopher Miglino
Name:	Christopher Miglino
Its:	Duly Authorized Signatory

AGENT:

VICTORY PARK MANAGEMENT, LLC, as Agent

By:	/s/ Scott Zemnick
Name:	Scott Zemnick
Its:	Manager

LENDERS:

VPC SBIC I, LP

By: Victory Park Capital Advisors, LLC
Its: Investment Manager

By:	/s/ Scott Zemnick
Name:	Scott Zemnick
Title:	General Counsel

[Signature Page to Letter Agreement]